SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

                                 March 31, 2004
                                 ----- --- ----
                Date of Report (Date of earliest event reported)


                              VIKING SYSTEMS, INC.
                              ------ -------- ----
           (Name of Small Business Issuer as specified in its charter)

               Nevada                                      86-0913802
    (State or other jurisdiction of                     (I.R.S. employer
    incorporation or organization                       identification No.)

                            SEC File Number 000-49636

                 7514 Girard Ave, Suite 1509, La Jolla, CA 92037
                 ---- ------ ---- ----- ----- -- ------ -- -----
                    (Address of principal executive offices)

         Registrant's telephone no., including area code: (858) 456-6608


              _________________________NA_________________________
                         (Former name or former address)

In this current report references to "Viking," "we," "us," and "our" refer to Viking Systems, Inc.

                           FORWARD LOOKING STATEMENTS

This  current  report  contains  certain  forward-looking   statements  and  any
statements contained in this current report that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the foregoing, words such as "may," "will," "expect," "believe," "anticipate," "estimate" or "continue" or comparable terminology are intended to identify forward-looking statements. These statements by their nature involve substantial risks and uncertainties, and actual results may differ materially depending on a variety of factors, many of which are not within Viking's control. These factors include, but are not limited to, economic conditions generally and in the markets in which Viking may participate, competition within Viking's markets and failure by Viking to successfully develop business relationships.

ITEM 5: OTHER EVENTS AND REGULATION FD DISCLOSURE

     On March 31, 2004, Viking's Board of Directors adopted (i) a Stock Incentive Plan; and (ii) a Non-Employee Directors' Stock Ownership Plan.

     Stock Incentive Plan. The following is a summary of material terms of the Stock Incentive plan:

     Participants and Awards. All key employees of Viking (and its subsidiaries and affiliates in which Viking has a significant equity interest) are eligible to receive awards under the Plan. The Plan permits the granting of:

     o stock options, including "incentive stock options" meeting the requirements of Section 422 of the Internal Revenue Code and stock options that do not meet these requirements (options that do not meet these requirements are called "nonqualified stock options");

     o    stock appreciation rights, or "SARs";

     o    restricted stock; and

     o    performance awards payable in stock.

     A total of 7,500,000 shares of Viking common stock were available for granting future awards under the Plan.

     Administration. The Plan is administered by the Compensation Committee of Viking Board of Directors. The Committee has the authority to:

     o    establish rules for the administration of the Plan;

     o    select the participants to whom awards are granted;

     o determine the types of awards to be granted and the number of shares of Viking common stock covered by the awards; and

     o    set the terms and conditions of the awards.

     The Committee also may determine whether the payment of any amounts received under any award shall or may be deferred and may authorize payments representing cash dividends in connection with any deferred award of shares of Viking common stock. Determinations and interpretations with respect to the Plan are in the sole discretion of the Committee, whose determinations and interpretations are binding on all interested parties. The Committee may delegate to one or more officers the right to grant awards with respect to individuals who are not executive officers subject to Section 16(b) of the Securities Exchange Act of 1934. Unless otherwise determined by the Committee, awards are granted for no cash consideration or for such minimal cash consideration as may be required by applicable law. Awards may provide that, upon the grant or exercise of the award, the holder will receive shares of Viking common stock, cash or any combination thereof, as the Committee determines.

     Term of Awards and Termination. Unless otherwise expressly provided in the Plan or an applicable award agreement, any award granted may extend beyond the termination date of the Plan. The Plan is scheduled to terminate on March 31, 2014.

     Non-Employee Directors' Stock Ownership Plan. The following is a summary of material terms of the Non-Employee Director Stock Incentive Plan:

     General. The purpose of the 2004 Non-Employee Director Stock Ownership Plan (the "2004 Director Plan") is to promote the long-term growth and financial success of the Company by attracting and retaining non-employee directors of outstanding ability and assisting the Company in promoting a greater identity of interest between the Company's non-employee directors and its shareholders. The following is a summary description of the 2004 Director Plan.

     Administration. Each non-employee director is automatically entitled, as described below, to receive grants of specified awards under the 2004 Director Plan. The Board of Directors may designate a committee of the Board to administer the 2004 Director Plan. Any such committee must consist of at least two directors, each of whom must qualify as a "non-employee director" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended. If at any time no such committee exists, the 2004 Director Plan will be administered by the members of the Board of Directors who do qualify as non-employee directors, outside directors and independent directors. The Board of Directors has designated the Compensation Committee to administer the 2004 Director Plan.

     Awards Under the 2004 Director Plan; Available Stock. The 2004 Director Plan provides for the grant to non-employee directors of non-qualified stock options and restricted stock. The 2004 Director Plan provides that up to a total of 500,000 shares of Common Stock (subject to adjustment as described below) will be available for the granting of awards thereunder. If any shares subject to awards granted under the 2004 Director Plan, or to which any award relates, are forfeited or if an award otherwise terminates, expires or is cancelled prior to the delivery of all of the shares issuable pursuant to the award, such shares

(assuming the holder of the award did not receive dividends on the shares or exercise other indicia of ownership) will be available for the granting of new awards under the 2004 Director Plan.

     Terms of Awards. The 2004 Director Plan provides that, on April 30th of each year, commencing April 30, 2004, each non-employee director of the Company automatically receives a combined stock option and restricted stock award. The award is intended to deliver a greater portion of director compensation in the form of equity, with the aggregate award providing an annual economic value of $20,000 or such other amount as the committee administering the plan may determine. Generally, the annual economic value is equally divided between restricted stock awards and stock options, with the basis for the division as follows: the restricted stock shares at the fair market value on date of award, and the stock options valued as of the date of the grant using the Black-Scholes Model.

     Stock Options. On April 30th of each year during the Plan, each non-employee director of the Company will automatically be granted stock options having a fair value of $10,000 (valued as of the date of the grant using the Black-Scholes Model), or such other amount as the appropriate committee may determine. If a non-employee director is first elected or appointed as a director of the Company following April 30th of a Plan year, such non-employee director will automatically receive, as an initial grant, stock options having a fair value of $10,000 (or such other amount as the committee may determine), as if such director had been a director on April 30th of such Plan year. The exercise price for such options will be the fair market value of a share of Common Stock on the date of grant. Options will have a term of ten years and become fully exercisable one year after the date of grant.

     If for any reason other than death a non-employee director ceases to be a director of the Company one year or more after his or her initial election or appointment to the Board of Directors while holding a vested option granted under the 2004 Director Plan, such option shall continue to be exercisable for a period of three years after such termination or the remainder of the option term, whichever is shorter. Any unvested options will be cancelled as of the date of such termination. If for any reason other than death a non-employee director ceases to be a director of the Company within one year of the director's initial election or appointment to the Board of Directors, any option granted under the 2004 Director Plan and held by the director will be cancelled as of the date of such termination. In the event a non-employee director dies, any unvested option granted under the 2004 Director Plan to such director will immediately vest and be exercisable by the director's designated beneficiary, or, in the absence of a designated beneficiary, by will or in accordance with the laws of descent and distribution for a period of three years following the date of death.

     Options will be exercised by payment in full of the exercise price either in cash, previously acquired shares of Common Stock, or such other forms or combinations of forms of consideration as the committee administering the plan may approve. Options may not be sold, assigned, transferred or disposed of in any manner other than by will or the laws of descent and distribution, except as otherwise provided by the appropriate committee.

     Restricted Stock Awards. On April 30th of each year during the Plan, each non-employee director of the Company will automatically be granted shares of Common Stock having a fair market value of $10,000 (calculated as of the date of such award), or such other amount as the appropriate committee may determine. If a non-employee director is first elected or appointed as a director of the Company following April 30th of a Plan year, such non-employee director will automatically receive as an initial award shares of Common Stock having a fair market value of $10,000 (or such other amount as the committee may determine), as if such director had been a director on April 30th of such Plan year. Shares of Common Stock granted to a non-employee director will not be eligible to be sold or otherwise transferred while the non-employee director remains a director of the Company and thereafter the restrictions will lapse. However, a non-employee director will be able to transfer the shares to any trust or other estate in which the director has a substantial interest or a trust of which the director serves as trustee and to his or her spouse and certain other related persons, provided the shares will continue to be subject to the transfer restrictions described above.


ITEM 7: FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(a) Financial Statements: N/A

(b) Proforma Financial Statements: N/A

(c) Exhibits.

        Exhibit No.            Title
        -----------            -----

        10.1                   Stock Incentive Plan
        10.2                   Non-Employee Director Stock Ownership Plan


                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: March 31, 2004               VIKING SYSTEMS, INC.

                                    By /s/ Thomas B. Marsh
                                       -------------------------------
                                           Thomas B. Marsh,
                                           President/Chairman of the Board